THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


Dated: August _____, 2000


No. IW-___                                        ______ Warrants


                       SANGUINE CORPORATION

                  COMMON STOCK PURCHASE WARRANT

This warrant certificate (the "Warrant Certificate") certifies that ______________ or registered assigns, is the registered holder of warrants to purchase up to _____ fully-paid and non-assessable shares, subject to adjustment in accordance with Article 6 hereof (the "Warrant Shares"), of the common stock (the "Common Stock"), par value $.001 per share, of SANGUINE CORPORATION, a Nevada corporation (the "Company"), subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants." This Warrant Certificate is one of a series of Warrant Certificates being issued as part of a private offering (the "Offering") of Units consisting of two shares of Common Stock (the "Shares") and one Warrant pursuant to the Company's Confidential Private Offering Memorandum, dated May 18, 2000.

          1.   Exercise Period; Exercise Price; Exercise of Warrants.

          1.1. Exercise Period. This Warrant is exercisable at any time from the date hereof until 5:00 p.m. California time on _______, 2004. The Warrants may be exercised in whole or in part. Unless exercised, the Warrants will automatically expire on the last business day of _______, 2004.

          1.2. Initial and Adjusted Exercise Price. The initial exercise price (the "Exercise Price") of this Warrant is $.40 per share. In the event that the Company fails either to (i) cause a registration covering the public sale of the Shares, Warrants and Warrant Shares (the "Registration Statement") to be filed under the Act 30 days after the final closing of the Offering (the "Final Closing"), or (ii) cause the Registration to become effective 150 days after the Final Closing, then the Exercise Price of the Warrants shall be reduced at the rate of $.05 for every 30 day delay, or part thereof, in the effectiveness of the Registration Statement, but in no event shall the exercise price be reduced less than $.001 per share. The Company shall keep the Registration Statement current and effective until 30 days after the termination of the exercise period of the Warrants.

          1.3. Method of Exercise. The rights represented by this Warrant are exercisable upon the terms and conditions set forth herein at the option of the Holder in whole at any time and in part from time to time. The Exercise Price shall be payable in cash, by wire transfer or by certified check to the order of the Company, or any combination of cash, wire transfer or certified check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices (presently located at 101 East Green Street, Suite 11, Pasadena, CA 91105) the registered holder of the Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of Common Stock). In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable hereunder.

          2.   Issuance of Certificates.    Upon the exercise of the Warrants,
the issuance of certificates for the Warrant Shares purchased pursuant to such exercise shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the initial issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid and shall have established to the satisfaction of the Company that such transfer is in compliance with all applicable securities laws.

          The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

          3.   Restriction on Transfer of Warrants.

          3.1. Agreement that Warrant Acquired for Investment. The Holder of this Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants and the Warrant Shares issuable upon exercise of the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Holder also understands that neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Act").

          Neither this Warrant nor any Warrant Share may be offered for sale or sold, or otherwise transferred or disposed of in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws, such counsel and such opinion to be reasonably satisfactory to the Company.

          3.2. Legend Requirement. This Warrant Certificate and, upon exercise of the Warrants, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act or (ii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

          4. Registration Rights. The holders of the Warrants and Warrant Shares have certain registration rights as set forth in Section 7 of a certain subscription agreement (the "Subscription Agreement') of even date by and between each subscriber to the Offering and the Company. The terms of Section 7 of the Subscription Agreement are hereby incorporated by reference.

          5. Redemptions of Warrants. Commencing one year after issuance, the Warrants are redeemable, in whole or in part, at the option of the Company, for $.05 per Warrant on not less than thirty nor more than sixty days prior written notice, provided that (i) On each of the 20 consecutive trading days ending within 10 days of the date of the notice of redemption the closing bid price of the Company's Common Stock is at least 200% of the then current exercise price and the trading volume of the Common Stock is not less than 50,000 shares per day; and (ii) the Warrant Shares have been registered for public distribution under the Securities Act.

          If any Warrant Holder does not wish to exercise any Warrant being redeemed, he should mail such Warrant to the Company at its principal offices after receiving the Notice of Redemption required by this Section 5. If such Notice of Redemption shall have been so mailed, and if on or before the Effective Date of the Notice all funds necessary to pay for redemption of all Warrants then outstanding shall have been set aside by the Company for the benefit of all Warrant Holders so as to be and continue to be available therefor, then, on and after said Redemption Date, notwithstanding that any Warrant subject to redemption shall not have been surrendered for redemption, the obligation evidenced by all Warrants not surrendered for redemption or effectively exercised shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Warrant subject to redemption to receive the Redemption Price for each share of Common Stock to which he would be entitled if he exercised the Warrant upon receiving notice of redemption of the Warrant subject to redemption held by him.

          6.   Adjustments of Exercise Price and Number of Warrant Shares.

          6.1. Dividends and Distributions. In case the Company shall at any time after the date hereof pay a dividend in Common Stock or make a distribution in Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of shares of Common Stock outstanding immediately after such issuance or sale.
No adjustments shall be made for any cash dividends on shares issuable upon exercise of the Warrants. For purposes of any computation to be made in accordance with the provisions of this Section 6.1, the shares of Common Stock issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of stockholders entitled to receive such dividend or distribution.

          6.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Exercise Price shall forthwith be proportionately decreased on the effective date of any subdivision or increased on the effective date of any combination.

          6.3. Reclassification, Consolidation, Merger. etc. In case of any reclassification or change of the outstanding Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Warrant Shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

          6.4. Determination of Outstanding Shares. The number of the shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

          7. Exchange and Replacement of Warrant Certificates. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

          8.   Elimination of Fractional Interests.   The Company shall not
be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

          9. Reservation of Shares. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be equal to the number of Warrant Shares issuable upon the exercise of the then outstanding Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon issuance in accordance with the terms hereof shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder.

          10. Rights of Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter. Notwithstanding the foregoing, if at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) The Company shall offer to all the holders of its Common Stock any additional Common Stock or other shares of capital stock of the Company or securities convertible into or exchangeable for Common Stock or other shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

          (d) Reclassification or change of the outstanding Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

          (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

          12.  Successors.   All the covenants and provisions of this
Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

          13.  Governing Law.

          13.1. Choice of Law. The Warrants are being delivered in New York. This Agreement shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York.

          13.2. Jurisdiction and Service of Process. The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant Certificate, or any other agreement entered into between the Company and the Holder pursuant to the Offering shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company or such Holder may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Holder each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or the Holder mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the day and year first above written.

                              SANGUINE CORPORATION


                              By: _______________________________
                                  Name:
                                  Title:

Attest:


___________________________
Secretary

                  [FORM OF ELECTION TO PURCHASE]


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Warrant Shares and herewith tenders in payment for such Warrant Shares cash or a check payable to the order of Sanguine Corporation in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of
                   , whose address is

                                              and that such certificate be
delivered to                                , whose address is

                                                                            .

Dated:                                            Signature:


                                   (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face of the
                                   Warrant Certificate.)





                 (Insert Social Security or Other
                  Identifying Number of Holder)

                       [FORM OF ASSIGNMENT]

     (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


          FOR VALUE RECEIVED
  hereby sells, assigns and transfers unto



          (Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
           , Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                                 Signature:



                                   (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face of the
                                   Warrant Certificates



(Insert Social Security or Other
Identifying Number of Assignee)